As filed with the Securities and Exchange Commission on November 9, 2007
Amendment No. 2 to Registration Statement No. 333-92143 filed December 6, 1999
Amendment No. 1 thereto on Registration Statement No. 333-120685 filed November 23, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SOUTHWEST BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma (State or Other Jurisdiction of Incorporation or Organization)	73-1136584 (IRS Employer I.D. Number)
SOUTHWEST BANCORP, INC. 1999 OPTION PLAN
(Full Title of Plan)
Rick J. Green
President and Chief Executive Officer
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, Oklahoma 74074
(405)-372-2230
(Name, Address, and Telephone Number of Agent for Service)
Copy to:
James I. Lundy, III, Esquire
Attorney at Law
1700 Pennsylvania Avenue
Suite 400
Washington, DC 20006
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering per	Aggregate Offering	Amount of
Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $1.00 par value	200,000	$17.19	$3,438,000	$105.55

(1)	This registration statement is filed to register 200,000 additional shares of common stock under the registrant’s 1999 Stock Option Plan as approved by shareholders on April 26, 2007. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system on November 7, 2007, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
INTRODUCTORY STATEMENT
     This registration statement is filed for the purpose of registering 200,000 additional shares of common stock, $1.00 par value per share, (“Common Stock”) of Southwest Bancorp, Inc. (the “Company”) pursuant to the Southwest Bancorp 1999 Stock Option Plan, as amended (the “Plan”) along with an indeterminate amount of interests under the Plan. Registration Statement No. 333-92143 and Registration Statement 333-120685, representing Amendment No. 1 thereto, each has become effective with respect to the Plan. The contents of such registration statements are incorporated herein by reference pursuant to General Instruction E to Form S-8. This Registration Statement also constitutes Post Effective Amendment No. 2 to such registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
     The following documents filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(1)	Annual Report on Form 10-K for the year ended December 31, 2006;

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

(4)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

(5)	Current Report on Form 8-K filed January 3, 2007;

(6)	Current Report on Form 8-K filed January 29, 2007;

(7)	Current Report on Form 8-K filed January 31, 2007;

(8)	Current Report on Form 8-K filed February 6, 2007;

(9)	Current Report on Form 8-K filed February 26, 2007;

(10)	Current Report on Form 8-K filed March 28, 2007;

(11)	Current Report on Form 8-K filed April 9,2007;

(12)	Current Report on Form 8-K filed April 25, 2007;

(13)	Current Report on Form 8-K filed May 9, 2007;

(14)	Current Report on Form 8-K filed May 21, 2007;

(15)	Current Report on Form 8-K filed June 29, 2007;

(16)	Current Report on Form 8-K filed July 19, 2007;

(17)	Current Report on Form 8-K filed July 30, 2007;

(18)	Current Report on Form 8-K filed October 18, 2007;

(19)	The description of common stock contained in Item 5 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and

(20)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Company since the end of the year covered in its Annual Report referred to in (1) above.
     All documents filed by Southwest Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
     Omitted pursuant to General Instruction E to Form S-8.
Item 5. Interest of Named Experts and Counsel.
     Omitted pursuant to General Instruction E to Form S-8.
Item 6. Indemnification of Directors and Officers
     Omitted pursuant to General Instruction E to Form S-8.
Item 7. Exemption From Registration Claimed.
     Omitted pursuant to General Instruction E to Form S-8.
Item 8. Exhibits.
     The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index at Page 4 hereof.
Item 9. Undertakings.
     Omitted pursuant to General Instruction E to Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, State of Oklahoma on November 9, 2007

By:	/s/ Rick J. Green
Rick J. Green, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title	Date

Kerby E. Crowell	November 9, 2007
Kerby E. Crowell Executive Vice President, Chief Financial Officer and Secretary

/s/ Jim Berry	November 9, 2007
Jim Berry, Director

/s/ Tom D. Berry	November 9, 2007
Tom D. Berry, Director

/s/ Joe Berry Cannon	November 9, 2007
Joe Berry Cannon, Director

/s/ John Cohlmia	November 9, 2007
John Cohlmia, Director

/s/ David S. Crockett Jr.	November 9, 2007
David S. Crockett Jr., Director

/s/ J. Berry Harrison	November 9, 2007
J. Berry Harrison, Director

James M. Johnson	November 9, 2007
James M. Johnson, Director

David P. Lambert	November 9, 2007
David P. Lambert, Director

/s/ Linford R. Pitts	November 9, 2007
Linford R. Pitts, Director

/s/ Robert B. Rodgers	November 9, 2007
Robert B. Rodgers, Director

/s/ Russell W. Teubner	November 9, 2007
Russell W. Teubner, Director

Index to Exhibits

Exhibit Number	Description

4	Southwest Bancorp, Inc. 1999 Stock Option Plan, as amended and restated, incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007

5	Opinion of James I. Lundy, III, Attorney at Law

23.1	Consent of James I. Lundy, III, Attorney at Law, included in Exhibit 5

23.2	Consent of Ernst & Young LLP

24	Power of Attorney

4